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                                                                     Exhibit 5.2

                          AMERICAN ANNUITY GROUP, INC.
                              250 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202

                                 April 30, 1997

American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

AAG Holding Company, Inc.
c/o American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

American Annuity Group Capital Trust II
c/o American Annuity Group, Inc.
250 East Fifth Street
Cincinnati, Ohio 45202

                           Re:  Registration Statement on Form S-4
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Ladies and Gentlemen:

         I serve as Senior Vice President, General Counsel and Secretary of American Annuity Group, Inc. (the "Company"). This opinion as to Delaware law concerns certain matters relating to the creation of the American Annuity Group Capital Trust II (the "Trust") and the proposed issuance of New Preferred Securities to beneficial owners pursuant to and as described in Registration Statement (and the Prospectus forming a part thereof) on Form S-4 filed with the Securities and Exchange Commission (the "Commission") today (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Prospectus.

         In rendering this opinion, I have examined and relied upon copies of the following documents: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on March 4, 1997 (the "Certificate of Trust"); a Declaration of Trust of the Trust dated as of March 4, 1997 (the "Original Governing Instrument"); the Amended and Restated Declaration of Trust of the Trust dated as of March 11, 1997 (the "Governing Instrument"); the Indenture dated as of March 11, 1997 among AAG Holding Company, Inc., as Issuer ("Holding"), the Company, as Guarantor, and The Bank of New York, as Trustee; the Preferred Securities Guarantee Agreement to be entered into between the Company and The Bank of New York, as Trustee, relating to the New Preferred Securities; the Registration Rights Agreement dated March 11, 1997 among the Company, the Trust, Holding and the several


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purchasers (the "Registration Rights Agreement"); the Registration Statement;
and a certificate of good standing of the Trust obtained as of a recent date from the State Office.

         In such examinations, I have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to me as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. I have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by me under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Registration Rights Agreement prior to the first issuance of New Preferred Securities); (iii) that no event has occurred, or prior to the issuance of the New Preferred Securities will occur, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Delaware Act"); (v) that each person that will acquire New Preferred Securities in the Exchange Offer will validly tender Transfer Restricted Securities (as defined in the Governing Instrument) in exchange therefor, that such Transfer Restricted Securities will be duly accepted, and that each such person will duly receive New Preferred Security Certificates (as defined in the Governing Instrument) in consideration thereof, all in accordance with the terms and conditions of the Governing Instrument, the Registration Statement and the Registration Rights Agreement, and that the New Preferred Securities are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement and the Registration Rights Agreement; and (vi) that the documents examined by me are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced.

         Further, I express no opinion with respect to, and assume no responsibility for the contents of, the Registration Statement or any other offering material relating to the New Preferred Securities. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any fact material to my opinion, other than those assumed, I have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is my opinion that:

         1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.



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         2. The New Preferred Securities, upon issuance pursuant to the Exchange
Offer, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of the Trust.

         3. Under the Delaware Act and the terms of the Governing Instrument, each holder of New Preferred Securities of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, I express no opinion with respect to the liability of any such holder who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, I note that pursuant to Section 10.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such holder and that, pursuant to the Governing Instrument, holders of New Preferred Securities may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus, without admitting that I am an "expert" under the Securities Act of the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit thereto.

                                           Very truly yours,

                                           /s/ Mark F. Muething
                                           ----------------------------------
                                           Mark F. Muething